Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholdersof Forward Funds

In planning and performing our audits of the financial statements of Forward Banking and Finance Fund, Forward Emerging Markets Fund, Forward Focus Fund (formerly known as Forward Legato Fund), Forward Growth Fund, Forward International Dividend Fund (formerly known as Forward International Equity Fund), Forward International Fixed Income Fund, Forward International Small Companies Fund, Forward Large Cap Equity Fund, Forward Long/Short Credit Analysis Fund, Forward Tactical Growth Fund, Forward Small Cap Equity Fund, Forward Global Infrastructure Fund, Forward International Real Estate Fund, Forward Real Estate Fund, Forward Select Income Fund, Forward Strategic Realty Fund, Forward Frontier MarketStrat Fund (formerly known as Accessor Frontier Markets Fund), Forward High Yield Bond Fund (formerly known as Accessor High Yield Bond Fund), Forward International Equity Fund (formerly known as Accessor International Equity Fund), Forward Investment Grade Fixed-Income Fund (formerly known as Accessor Investment Grade Fixed-Income Fund), Forward Large Cap Growth Fund (formerly known as Accessor Growth Fund), Forward Large Cap Value Fund (formerly known as Accessor Value Fund), Forward Mortgage Securities Fund (formerly known as Accessor Mortgage Securities Fund), Forward SMIDPlus Fund (formerly known as Accessor Small to Mid Cap Fund), Forward Strategic Alternatives Fund (formerly known as Accessor Strategic Alternatives Fund), Forward U.S. Government Money Fund (formerly known as Accessor U.S. Government Money Fund), Forward Aggressive Growth Allocation Fund (formerly known as Accessor Aggressive Growth Allocation Fund), Forward Balanced Allocation Fund (formerly known as Accessor Balanced Allocation Fund), Forward Growth & Income Allocation Fund (formerly known as Accessor Growth & Income Allocation Fund), Forward Growth Allocation Fund (formerly known as Accessor Growth Allocation Fund), Forward Income & Growth Allocation Fund (formerly known as Accessor Income & Growth Allocation Fund), and Forward Income Allocation Fund (formerly known as Accessor Income Allocation Fund) (the "Funds") as of and for the period ended December 31, 2010, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A Fund’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A Fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Fund are being made only in accordance with authorizations of management and trustees of the Fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a Fund’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds’ annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).  However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2010.

This report is intended solely for the information and use of management and the Board of Trustees of Forward Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP

February 28, 2011